Exhibit 99.1

NEWS BULLETIN	HEMAGEN® DIAGNOSTICS, INC. 9033 Red Branch Road, Columbia, MD 21045

AT THE COMPANY:
William P. Hales, President & CEO
(443) 367-5500 Tel.
(443) 367-5527 Fax

FOR IMMEDIATE RELEASE May 14, 2003	OTC: HMGN. OB

HEMAGEN REPORTS SECOND QUARTER AND SIX-MONTH FINANCIAL RESULTS

COLUMBIA, MD — Hemagen Diagnostics, Inc. (NASDAQ: HMGN) a biotechnology company that develops, manufactures, and markets proprietary medical diagnostic test kits, today reported operating results for the second fiscal quarter and six-months ended March 31, 2003. For the three-month period ended March 31, 2003, the net loss was $447,000 or $0.04 per share, compared to a net loss of $ 364,000 or $0.04 per share for the period ended March 31, 2002. For the six-month period ended March 31, 2003, the net loss was $843,000 or $0.08 per share as compared to a loss of $815,000 or $0.08 per share for the same period ended March 31, 2002.

After adjusting for non-cash charges including depreciation, amortization, and non-cash interest, the net-loss for the quarter ended March 31, 2003 was $47,000 compared to a loss of $32,000 in the same prior fiscal period. The net loss after adjusting for non-cash charges including depreciation, amortization, and non-cash interest was $62,000 for the six months ended March 31,2003 compared to $176,000 for the six months ended March 31, 2002.

Revenues for the three-month period ended March 31, 2003 were $2,047,000 as compared to revenues of $2,599,000 for the three-month period ended March 31, 2002, a decrease of $552,000 or 21%. Revenues for the six-month period ended March 31, 2003 were $4,032,000 as compared to revenues of $4,818,000 for the six –month period ended March 31, 2002, a decrease of $786,000 or 16%. The decrease in sales was mainly attributable to:

•	Lower sales at the Company’s Raichem division that resulted from lower sales to an OEM customer and from lower sales to several foreign distributors.

•	Lower sales of Analyst products of approximately $116,000. In particular, sales of Analyst consumables to the clinical market distributor have decreased from the prior year, and

•	Lower sales at the Company’s 51% owned Brazilian subsidiary of approximately $104,000.

Gross Margins decreased 5% to 31% in the quarter ended March 31, 2003 as compared to 36% for the quarter ended March 31, 2002. Gross Margins decreased 2% to 32% in the six-month period ended March 31, 2003 as compared to 34% for the six-month period ended March 31, 2002. The reduction in margin is attributed to lower utilization of facility costs that have led to higher fixed costs of the product.

At March 31, 2003, Hemagen had $459,000 of cash on hand as compared to cash on hand of $542,000 at March 31, 2002. At March 31, 2003, Hemagen had working capital of $3,436,000 and a current ratio of 3.2 to 1.0 compared to working capital of $3,828,000 and a current ratio of 3.0 to 1.0 at March 31, 2002.

William P. Hales, President and CEO, said, “We experienced slight consecutive quarterly revenue growth (3%) in the second quarter ended March 31, 2003, as compared to revenues in the first quarter ended December 31, 2002. We are committed to continuing to focus on increasing core sales and pursuing profitable growth opportunities. We remain committed to achieving our number one goal of increasing shareholder value and positioning the company for sustained profitability.”

HEMAGEN DIAGNOSTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2003	2002	2003	2002
Revenues	$2,047,000	$2,599,000	$4,032,000	$4,818,000
Costs and Expenses
Cost of Product sales	1,419,000	1,670,000	2,755,000	3,180,000
Research and development	57,000	125,000	109,000	227,000
Selling, general and administrative	679,000	905,000	1,339,000	1,721,000

Operating loss	(108,000)	(101,000)	(171,000)	(310,000)
Other expenses, net	(339,000)	(263,000)	(672,000)	(505,000)
Net loss	($ 447,000)	($ 364,000)	($ 843,367)	($ 815,000)

Net loss per share-Basic and Diluted	($ 0.04)	($ 0.04)	($ 0.08)	($ 0.08)

RECONCILIATION OF EARNINGS BEFORE NON-CASH CHARGES FORTHE
THREE MONTH PERIODS ENDED MARCH 31, 2003 (UNAUDITED)

	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2003	2002	2003	2002
Net loss	($447,000)	($364,000)	($843,000)	($815,000)
Adjusted for:
Depreciation and Amortization	169,000	178,000	338,000	363,000
Non-cash amortization of debt
discount	231,000	140,000	429,000	244,000
Other non-cash charges	--	14,000	14,000	32,000

Net loss before non cash charges	($ 47,000)	($ 32,000)	($ 62,000)	($176,000)

Hemagen Diagnostics, Inc., is a biotechnology company that develops, manufactures, and markets more than 150 FDA-cleared proprietary medical diagnostic test kits used to aid in the diagnosis of certain autoimmune and infectious diseases. Hemagen also manufactures and markets a complete line of Clinical Chemistry Reagents through its wholly owned subsidiary RAICHEM. In addition, Hemagen manufactures and sells the Analyst® an FDA-cleared Clinical Chemistry Analyzer used to measure important constituents in human and animal blood, and the Endochek, a clinical chemistry analyzer used to measure important constituents in animal blood. In the United States, the Company sells its products directly to physicians, veterinarians, clinical laboratories and blood banks and on a private-label basis through multinational distributors of medical supplies. Internationally, the Company sells its products primarily through distributors. The Company sells the Analyst® and the Endochek both directly and through distributors servicing physicians’ office laboratories and veterinarians’ offices. Hemagen’s products are used in many of the largest Laboratories, Hospitals, and Blood Banks around the world. Hemagen sells its products to over 1,000 customers worldwide. The company focuses on markets that offer significant growth opportunities. The Company was incorporated in 1985 and became a public company in 1993.

Except for any historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties, including those described in the Company’s Securities and Exchange Commission Reports and Filings.

Certain Statements contained in this News Bulletin that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward looking statements because they involve unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning the establishments of reserves and adjustments for dated and obsolete products, write-offs of goodwill, relocation expenses, expected financial performance, on-going business strategies and possible future action, which Hemagen intends to pursue to achieve strategic objectives, constitute forward-looking information. The sufficiency of such charges, implementation of strategies and the achievement of financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance to differ materially from these forward looking statements, include without limitation, management’s analysis of Hemagen’s assets, liabilities and operations, the failure to sell date sensitive inventory prior to its expiration, the inability of particular products to support goodwill allocated to them, competition, new product development by competitors which could render particular products obsolete, the inability to develop or acquire and successfully introduce new products or improvements of existing product costs and difficulties in complying with laws and regulations administered by the U. S. Food and Drug Administration and the ability to assimilate successfully product acquisitions.